Exhibit 99

PRESS RELEASE

For Immediate Release	March 21, 2012
For Further Information:	Eloise L. Mackus, CEO
Phone: 330.576.1208
Fax: 330.666.7959

CENTRAL FEDERAL CORPORATION ANNOUNCES EXTENSION OF RIGHTS

OFFERING AND COMMENCEMENT OF PUBLIC OFFERING

Fairlawn, Ohio – March 21, 2012 – Central Federal Corporation (Nasdaq: CFBK), the parent company of CFBank, today announced that, based on strong indications of interest in the stock offering, the Board of Directors has extended the rights offering and commenced the public offering of the Company’s common stock. The subscription rights associated with the rights offering, which had been set to expire at 5:00 PM EST on March 20, 2012, have been extended to 5:00 PM EST on April 17, 2012. All record holders of the Company’s common stock as of 5:00 PM EST on February 8, 2012 received, at no charge, one subscription right for each share of common stock held as of the record date. Each subscription right entitles the holder of the right to purchase 6.0474 shares of Company common stock at a subscription price of $1.00 per share. Shares are also available to the public at $1.00 per share. In addition, for each three shares purchased in the rights offering or public offering, purchasers will receive, at no charge, one warrant to purchase one additional share of stock at a purchase price of $1.00 per share. The warrants will be exercisable for three years.

Persons interested in purchasing stock in the offering may contact our information agent, ParaCap Group, LLC at 866.719.5037.

Eloise L. Mackus, CEO, commented, “We are pleased with the level of enthusiasm for our stock offering. Its success will enable us to move immediately into a position of capital strength and allow for growth and expansion.”

A registration statement relating to these securities has been filed with the SEC and may be viewed on the SEC website (www.sec.gov). You may obtain a written prospectus and prospectus supplement for the offering meeting the requirements of Section 10 of the Securities Act of 1933, as amended, by writing to the Company, 2923 Smith Road, Fairlawn, Ohio 44333, Attention: Eloise L. Mackus, CEO. You may also request a copy of the prospectus and prospectus supplement by contacting the information agent for the rights offering, ParaCap Group, LLC at 866.719.5037. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, which may be made only pursuant to a prospectus, nor shall there be any sale of common stock in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the securities laws of any such state. The shares of common stock are not savings accounts or savings deposits, may lose value and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

About Central Federal Corporation and CFBank

Central Federal Corporation is the holding company for CFBank, a federally chartered savings association formed in Ohio in 1892. CFBank has four full-service banking offices in Fairlawn, Calcutta, Wellsville and Worthington, Ohio. Additional information about CFBank’s banking services and the Company is available at www.CFBankOnline.com.

Forward-Looking Information

Statements in this release that are not statements of historical fact are forward-looking statements. A forward-looking statement may include a statement of the assumptions or bases underlying the forward-looking statement. The Company believes it has chosen these assumptions or bases in good faith and that they are reasonable. We caution you however, that assumptions or bases almost always vary from actual results, and the differences between assumptions or bases and actual results can be material. The forward-looking statements included in this release speak only as of the date they are made. We undertake no obligation to publicly release revisions to any forward-looking statements to reflect events or circumstances after the date of such statements, except to the extent required by law.